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                                                                    EXHIBIT 23.3

                          Independent Auditors' Consent

The Board of Directors and Stockholders
Liberty Media Corporation:

We consent to the incorporation by reference in the registration statement on Form S-4 of Liberty Media Corporation, of our report, dated February 18, 2003, with respect to the consolidated balance sheets of Ascent Media Group, Inc. (formerly known as Liberty Livewire Corporation) and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001, the seven months ended December 31, 2000 and the five months ended May 31, 2000, and related schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Ascent Media Group, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.

As discussed in Note 1 to the aforementioned consolidated financial statements, effective June 9, 2000, Liberty Media Corporation obtained a controlling interest in Ascent Media Group, Inc. (formerly known as Liberty Livewire Corporation) in a business combination accounted for as a purchase. As a result of the business combination, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition, and therefore is not comparable.

As discussed in Note 3 to the aforementioned consolidated financial statements, Ascent Media Group, Inc. adopted Statement of Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, and accordingly, has changed its method of accounting for goodwill and other intangible assets for the year ended December 31, 2002.

                                                      /s/ KPMG LLP
                                                     --------------------------
                                                     KPMG LLP

Los Angeles, California
May 8, 2003